UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

320 Bent Street Cambridge, MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 2, 2013, Idenix Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has filed two lawsuits against Gilead Sciences, Inc. (Nasdaq:GILD): a patent infringement lawsuit in the United States District Court in Boston, Massachusetts and a separate patent infringement and interference lawsuit in the United States District Court in Wilmington, Delaware.

The Massachusetts infringement lawsuit alleges that Gilead infringes two U.S. patents co-owned by Idenix (6,914,054 and 7,608,597) that cover methods of treating the hepatitis C virus using 2’-methyl nucleosides. In this lawsuit, Idenix is seeking a declaration that Gilead’s imminent distribution, importation, use, sale or offer to sell drugs containing sofosbuvir, a 2’-methyl nucleoside compound, infringes Idenix’s patents.

The Delaware infringement and interference lawsuit alleges that Gilead infringes a separate U.S. patent co-owned by Idenix (7,608,600) that covers methods of treating the hepatitis C virus using 2’-methyl-2’-fluoro nucleosides. Idenix is seeking a declaration that Gilead’s imminent distribution, importation, use, sale or offer to sell drugs containing sofosbuvir infringes the Idenix ‘600 patent. Additionally, the Delaware lawsuit asserts a claim for interfering patents between the Idenix ‘600 patent and a U.S. patent (8,415,322) owned by a Gilead subsidiary, Gilead Pharmasset LLC. Idenix is seeking to have the Gilead ‘322 patent declared invalid.

Other Ongoing Patent Disputes

Idenix and Gilead are currently involved in a separate patent interference before the United States Patent and Trademark Office involving a pending Idenix patent application (Application 12/131,868) covering certain 2’- methyl, 2’- fluoro nucleoside compounds and another granted Gilead patent (7,429,572) also related to certain 2’- methyl, 2’- fluoro nucleoside compounds.

Gilead Sciences has also filed suit against Idenix in various jurisdictions outside the United States to invalidate granted Idenix patents covering certain 2’-methyl-2’-fluoro nucleoside compounds and their use in treating HCV or other Flaviviridae viruses.

The patents asserted by Idenix in its Massachusetts infringement lawsuit are not the same patents at issue in the ongoing U.S. patent interference or the ongoing foreign litigations. The patent asserted by Idenix in its Delaware lawsuit is not the same patent application at issue in the ongoing U.S. patent interference, but is in the same patent family.

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: December 2, 2013	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 2, 2013